AGREEMENT

This Agreement (this “Agreement”) is entered into as of this 6th day of December, 2004 between ALLEGHENY ENERGY SERVICE CORPORATION, a Maryland corporation (the “Company”), for itself and as agent for its parent, affiliates and subsidiaries, and DAVID B. HERTZOG (the “Executive”).

WHEREAS, the Executive is currently employed by the Company as Vice President and General Counsel; and

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of July 18, 2003 and subsequently amended on February 18, 2004 (“Employment Agreement”) providing for the employment of the Executive by the Company; and

WHEREAS, the Executive wishes to resign his position as Vice President and General Counsel, and to resign from all employment with the Company, effective as of December 10, 2004 (the “Effective Date”); and

WHEREAS, for the purposes of avoiding the uncertainty, expense and burden associated with any dispute, the Executive and the Company desire to resolve all issues that may arise by virtue of the termination of the existing employment relationship between the Executive and the Company or the termination of the parties’ respective rights under the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions and provisions set forth below, it is agreed as follows:

1. Effective as of the Effective Date, the Executive resigns as an employee of the Company and resigns from his position as Vice President and General Counsel and from any and all other officer, executive or management positions (including any position as a director) with the Company and any parent, subsidiary or affiliate of the Company (collectively, the “Allegheny Companies”).

2. On or before December 23, 2004, the Company shall make a lump-sum payment to the Executive by wire transfer to the account designated by the Executive on Exhibit A hereto in the amount of $5,600,502.40, less all applicable withholdings and deductions as required by law, except that none of the payments shall become due or payable if the Executive revokes this Agreement within the seven-day revocation period defined in Section 16. Such total payment of $5,600,502.40 represents the sum of:

(a) A cash payment of $350,100, which represents payment of the Executive’s target bonus under the 2004 Annual Incentive Plan (“AIP”).

(b) A cash payment of $800,100, which represents a severance payment calculated as the sum of the Executive’s annual base salary and the Executive’s target bonus under the AIP as in effect immediately prior to the Effective Date.

(c) A cash payment of $14,220, which represents one hundred eighty percent (180%) of the cost to the Executive (based on coverage levels and premiums in effect on the date hereof) of extended medical insurance coverage for the Executive and any of his dependents who are participating in coverage under applicable Company plans on the date hereof pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of one year.

(d) A cash payment of $604,167, which represents the sum of (i) 17 months of Pension Benefit (as defined in Section 6(c) of the Employment Agreement) accrued as of the Effective Date and (ii) an additional 12 months of Pension Benefit.

(e) A cash payment of $738,000 in exchange for the Executive’s agreement to cancel all rights and interests in any and all stock options granted to the Executive on February 18, 2004, whether or not vested as of the Effective Date. Such cash payment was calculated as 120,000 (representing 60,000 currently vested options and an additional 60,000 options scheduled to vest on the next vesting date) multiplied by the difference between an assumed price per share of Allegheny Energy, Inc. common stock of $19.50 and $13.35 (per share exercise price at the time of original grant). The Executive shall have no further rights with respect to any of such stock options, whether or not vested, and all of such options shall be deemed surrendered in exchange for the payment set forth herein.

(f) A cash payment of $3,041,126.40 in exchange for the Executive’s agreement to cancel all rights and interests in any and all stock units granted to the Executive on February 18, 2004, whether or not vested as of the Effective Date. Such cash payment was calculated as 155,955.2 (representing 77,977.6 currently vested units and an additional 77,977.6 units scheduled to vest on the next vesting date) multiplied by an assumed price per share of Allegheny Energy, Inc. common stock of $19.50. The Executive shall have no further rights with respect to any of such stock units, whether or not vested, and all of such stock units shall be deemed surrendered in exchange for the payment set forth herein.

(g) A cash payment of $52,789, which represents payment in full for all of the Executive’s accrued and unused vacation as of the Effective Date.

3 In the event the Executive sells his residence at 1221 Twelve Oaks Court in Murrysville, PA on or before the first anniversary of the Effective Date, for net consideration (the consideration received by the Executive determined after deducting all brokerage expenses, transfer taxes, and other expenses of sale) of less than $414,000, the Company shall pay the Executive the amount by which $414,000 exceeds such net consideration; provided, however, that the amount payable to the Executive pursuant to this Section 3 shall not exceed $40,000. Such amount shall be payable in a cash lump-sum payment to the Executive promptly following his submission of evidence reasonably acceptable to the Company of the net consideration received by him in respect of such residence.

4. The Company shall promptly reimburse the Executive for any expenses incurred by him in carrying out his duties through the Effective Date, in accordance with the policies of the Company for reimbursement of employee business expenses. In addition, the Company shall promptly pay the reasonable legal fees and expenses incurred by the Executive in connection with the negotiation and documentation of this Agreement, up to a maximum of $10,000.

5. The Executive acknowledges that the various payments and benefits described in the preceding paragraphs (collectively, the “Benefits”) include and satisfy, and that certain of such Benefits (including incentive payments, severance payments, COBRA medical premiums, Pension Benefits and payments made in respect of the Executive’s stock units and stock options) are in addition to, any and all amounts that may be due to the Executive from the Company in connection with, directly or indirectly, the Executive’s employment with the Company and the termination thereof, including without limitation, any wages, salary, bonus, and any other compensation or benefit payment due to the Executive from the Company.

6. As of the Effective Date, the Executive shall cease to be covered as an active employee under the Company’s benefit plans. The Executive shall continue to receive his base salary and all benefits through the Effective Date.

7. The Executive will continue to be indemnified to the fullest extent permitted by the present by-laws and certificates of incorporation of the Allegheny Companies, consistent with applicable law. The Executive will continue to be covered to the extent now covered under the present directors and officers liability insurance policies maintained by the Company and/or its parent for actions, or inactions, while a director or officer of the Company, its parent, affiliates or subsidiaries.

8. The Executive agrees to reasonably cooperate with the Company and its counsel in connection with any matter that arises from or relates to the Executive’s relationship with the Company and its parent and all of its affiliates and subsidiaries, including, without limitation, by providing information, reviewing documents, answering questions, and/or appearing as a witness in connection with any administrative proceeding, investigation, or litigation. The Company will pay the Executive’s reasonable expenses, including travel, incurred in connection with such cooperation.

9. Release.

(a) The Executive agrees, as of the Effective Date, that the Executive fully, finally and unconditionally and forever releases, discharges and forgives, the Allegheny Companies, all of the Allegheny Companies’ successors and assigns, and any and all of the Allegheny Companies’ past and present officers, directors and employees (whether acting as agents for the Allegheny Companies or in their individual capacities) and its and their employee benefit plans and any administrator, fiduciary, and service provider with respect thereto and any other agents or representatives of the Allegheny Companies (in their capacities as agents or representatives for the Allegheny Companies but not in their individual capacities) (the “Releasees”), from any and all claims, allegations, complaints, proceedings, charges, actions, causes of action, demands, debts, covenants, contracts, liabilities or damages of any nature whatsoever (collectively, “Claims”), against any or all of the Releasees for or by reason of any cause, nature or thing whatsoever up to the Effective Date, known or unknown, including, by way of example and without limiting the broadest application of the foregoing, any Claims under any contract or any federal, state or local decisional law, statutes, regulations or constitutions, any Claims for notice or pay in lieu of notice, or for wrongful dismissal, discrimination, or harassment on the basis of any factor (including, without limitation, any claim pursuant to or arising under Title VII of the Civil Rights Act of 1964, as amended, the Employee Retirement Income and Security Act of 1974, as amended, the Americans with Disabilities Act, as amended, the Age Discrimination in Employment Act, as amended, the Family and Medical Leave Act, and any other federal, state or local legislation concerning employment or employment discrimination), and any Claims, asserted benefits or rights arising by or under contract or implied contract, any Claims arising by or under promissory estoppel, detrimental reliance, or under any asserted covenant of good faith and fair dealing, and any Claims for defamation, fraud, fraudulent inducement, intentional infliction of emotional distress, or any other tortious conduct, including personal injury of any nature and arising from any source or condition, or pursuant to any other applicable employment standards or human rights legislation, or for severance pay, salary, bonus, commission, incentive or additional compensation, vacation pay, insurance or benefits, or attorneys’ fees and costs. The Executive and the Company agree that any and all prior agreements relating to the Executive’s employment or service with the Allegheny Companies or the termination of such employment or service, are hereby terminated as of the Effective Date and shall thereafter be of no further force or effect, except that Section 10 (including all subparts) of the Employment Agreement shall remain in full force and effect. The Executive understands and agrees that the Company shall not be required to make any further payment, for any reason whatsoever, to him or to any person regarding any claim or right whatsoever which might possibly be asserted by him or on his behalf, that he has released pursuant to this Section 9(a).

(b) The Executive represents and warrants that, as of the Effective Date, the Executive has not asserted any Claim against the Releasees or any of them by reason of any cause, matter or thing known or unknown, existing up to the Effective Date. Further, the Executive represents and warrants that, as of the Effective Date, the Executive has not made or caused to be made, any assignment or transfer of any Claim herein being released. If the Executive should, after the Effective Date, make, pursue, prosecute, or threaten to make any such Claim or allegation, or pursue or commence or threaten to commence any such Claim against the Releasees, or any of them, for or by reason of any cause, matter or thing existing up to the Effective Date that has been released under this Agreement, this Agreement may be raised as a complete bar to any such Claim; provided, however, that nothing in this Agreement shall limit either the Executive or the Releasees, individually or collectively, from enforcing their respective rights under this Agreement or under Section 10 of the Employment Agreement. The Executive represents that, as of the date hereof, he has no knowledge of any basis for Claims by him against any Releasee.

10. The Executive shall not disparage the Releasees or any of them in any manner whether to the media, or otherwise, and the Executive shall not publish or make any statement which is reasonably foreseeable to become public with respect to the Releasees or any of them, except for statements that the Executive is compelled to make by law or formal legal process. The Company and the Executive shall agree in advance on any press releases or other formal announcements concerning the Executive’s termination of employment.

11. The Executive reaffirms his continuing obligations set forth in Section 10 (including all subparts) of the Employment Agreement.

12. Both the Executive and the Company agree to keep this Agreement and its terms and provisions strictly confidential and shall not disclose the same to any person, party or other entity, including, without limitation, to employees of the Company and/or any other of the Allegheny Companies, other than to employees of the Company who administer the provisions of this Agreement, tax advisors, accountants or lawyers for the Executive or the Company, the Executive’s family members, the Internal Revenue Service, as the Executive or the Company may be compelled to disclose by law or formal legal process, or as the Company may determine is necessary to satisfy its reporting obligations.

13. The parties acknowledge and agree that the Company shall immediately be released from its obligations hereunder in the event of any material breach of Sections 8, 10, 11, or 12 which the Executive fails to cure following notice from the Company and a reasonable opportunity for the Executive to cure such breach, and, in addition, upon such breach and failure to cure the Company shall be entitled to recover from the Executive any amounts previously paid hereunder. Nothing in this paragraph shall limit or affect the validity or enforceability of the Release provision set forth in Section 9 above.

14. The Executive acknowledges that the Executive has been advised, and been afforded an opportunity, to consult with an attorney prior to signing this Agreement and acknowledges that he has in fact consulted with an attorney prior to signing this Agreement. The Executive and the Company expressly agree that if the Executive revokes his signature within seven days, the Company shall have no further obligations to the Executive pursuant to this Agreement and shall immediately stop doing any of the things and making any of the payments hereunder.

15. This Agreement shall not constitute an admission of any wrongdoing by the Releasees or any of them, or of having caused any injury to the Executive by any acts or omissions on the part of the Releasees or any of them, or a violation of any statutory, regulatory or common law obligations owed to the Executive by any of the Releasees. This Agreement shall not constitute an admission of any wrongdoing by the Executive.

16 The Executive acknowledges that he has been offered the opportunity to consider this Agreement for 21 days before executing it, although the Executive may accept it by execution at any time within such 21-day period. The Executive may revoke this Agreement in writing by delivering notice of revocation to the Company at the address specified in Section 20, within seven calendar days following its execution. This Agreement shall become effective on the eighth day after its execution, and if it has not been revoked in accordance with this Section 16.

17. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supercedes all prior agreements, written or oral, with respect thereto, except Section 10 of the Employment Agreement. This Agreement may not be amended, modified or terminated except by express written agreement between the parties.

18. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or the laws of descent and distribution.

19. This Agreement may be executed in any number of separate counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

20. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, overnight courier, or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

(a) to Company, to:

Allegheny Energy Service Corporation 800 Cabin Hill Drive Greensburg, PA 15601 Attn: Chairman, President and CEO

(b) to the Executive, to:

David B. Hertzog 1221 Twelve Oaks Court Murrysville, PA 15668

Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

21. No remedy conferred upon either party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by either party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in such party’s sole discretion.

22. In the event any provision of this Agreement is held to be unenforceable, (a) such enforceability shall in no way affect the other terms and provisions of this Agreement, which shall remain in full force and effect, and (b) such provision shall be enforced to the fullest extent permitted by law.

23. This Agreement shall be interpreted, construed, governed and enforced according to the laws of the Commonwealth of Pennsylvania without regard to the application of choice of law rules. In the event that there is any claim, dispute, or other matter in question arising out of or relating in any way, directly or indirectly, to this Agreement, the enforcement of any provision herein, or the breach of any provision thereof, the parties hereto expressly agree that it shall be submitted to the federal, state or local courts, as appropriate, of Allegheny or Westmoreland County in the Commonwealth of Pennsylvania. This provision to submit all claims, disputes or matters in question to such courts shall be specifically enforceable; and each party, hereby waives any defense of inconvenient forum and waives personal service of process and venue, and consents to jurisdiction in Pennsylvania for all purposes of any other party seeking or securing any legal and/or equitable relief.

24. THE PARTIES IRREVOCABLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR ANY TRANSACTIONS CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PARTIES ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

25. There shall be no offsets against amounts due to the Executive under this Agreement on account of any remuneration or other benefit attributable to any subsequent employment that he may obtain.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

ALLEGHENY ENERGY SERVICE CORPORATION

By:	/s/ Paul J. Evanson

Paul J. Evanson
Title:	Chairman, President and CEO

/s/ David B. Hertzog

David B. Hertzog